Exhibit 99.2

                   NON-BINDING LETTER OF INTENT FOR MERGER OF
           SUNNCOMM INTERNATIONAL, INC. AND MEDIAMAX TECHNOLOGY CORP.


                                                              March 30, 2005
Peter H. Jacobs
SunnComm International, Inc.
668 N. 44th Street, Suite 248
Phoenix, AZ 85008

Dear Peter:

MediaMax Technology Corporation, formerly known as Quiet Tiger, Inc. ("Buyer"), is pleased to submit this letter of intent (the "Letter of Intent") regarding the proposed merger of Buyer and SunnComm International, Inc. ("Seller") by way of a reverse merger as described below. The proposed merger is hereinafter referred to as the "Transaction."

The parties to this Letter of Intent will endeavor to finalize and execute a definitive merger agreement defining the Transaction which shall include the terms below and such other provisions as may be mutually agreed upon, prior to the Expiration Date.

     1. The Transaction. The Transaction will be structured as a merger of a newly-formed, wholly owned subsidiary of Buyer with and into Seller. We currently anticipate an exchange of the outstanding shares of common stock of Seller for shares of common stock of Buyer on a one-for-one basis (the "Exchange Ratio"), subject to further due diligence and the receipt of a satisfactory independent fairness report as described below, among other things.

     2. Timing. We propose entering into a definitive merger agreement (a "Definitive Agreement") containing standard conditions, covenants and the like on or before May 31, 2005 and consummating the Transaction as soon as possible thereafter but no later than March 31, 2006.

     3. Registration Statement. The Definitive Agreement will provide for the parties to file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") as soon as possible after the execution of a Definitive Agreement in order to register the shares of common stock of Buyer to be issued pursuant to the Transaction. The registration statement will include a joint proxy statement and prospectus to be sent to the stockholders of Buyer and Seller in connection with a meeting of the stockholders of each party to consider the Transaction.

     4.   Conditions   to  Execution  of  Definitive   Agreement.   The  parties
          anticipate executing a Definitive Agreement only if certain conditions have been met, including but not limited to the following:

          a. the condition that the financial advisor of Buyer, The Robins Group, LLC, shall have delivered to the Board of Directors of Buyer a report which indicates to the satisfaction of Buyer's Board of Directors that the Exchange Ratio is fair to Buyer and its stockholders from a financial point of view; and
          b. the condition that it must appear to both parties that the necessary audits of Seller can be completed within the requisite period of time to allow for timely and complete, required filings of Buyer to be made with the SEC; and
          c. the condition that the Seller shall have engaged Tim Gay & Associates, P.C. to render, and such firm shall have commenced work on, an independent Fairness Opinion on the Exchange Ratio and merger; and
          d. the condition that the Seller shall not have declared a dividend or otherwise distributed any of its registered common shares of the Buyer to its shareholders as a partially liquidating dividend between the date of execution of this Letter of Intent and the date of execution of the Definitive Agreement.

     5. Due Diligence Review. Promptly following the execution of this Letter of Intent, each party shall allow the other party examination of all relevant financial, accounting, business records, contracts, and other legal documents and generally to complete due diligence. Any information obtained by either party as a result thereof will be maintained by such party in confidence subject to the terms of the Mutual Agreement of Non-Disclosure executed by the parties and dated March 30, 2005. The parties will cooperate to complete due diligence expeditiously.

     6. Conduct in Ordinary Course. In addition to the conditions discussed herein and any others to be contained in the Definitive Agreement, consummation of the Transaction would be subject to both parties' having conducted business in the ordinary course during the period between the date hereof and the date of closing and there having been no material adverse change in either party's business, financial condition or prospects.

     7. Access to Information. To the extent reasonably required for the purposes of this Letter of Intent, and subject to the provisions of, and both parties' compliance with that certain Non-Disclosure Agreement dated effective March 30, 2005, each party will cause the other party and its counsel, accountants, and all other reasonable representatives ("Representatives") to have access, during normal business hours, prior to any termination of this Letter of Intent, to all of the properties, books, contracts, and records of the disclosing party, and will cause to be furnished to the other party and its Representatives all such information concerning the affairs of the disclosing party as the other party or its Representatives may reasonably request.

     8. Exclusivity. During the Term of this Letter of Intent, Seller shall not directly or indirectly through any director, officer, employee, agent, representative (including, without limitation, investment bankers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any third party, relating to any acquisition of all or a material portion of Seller's assets, or any equity interest in it, or any transaction, consolidation or business combination with it, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person to do or seek any of the foregoing.

     9. Termination. This Letter of Intent may be terminated by (a) written agreement of the parties at any time or (b) by either party after the date that is ninety (90) days after the date of execution of this Letter of Intent, if a Definitive Agreement has not been executed by that date (unless such date has been extended by mutual written agreement).

     10. Public Disclosure. In the event that either party to this Letter of Intent wishes to issue a press or news release or other public announcement that publicizes or describes this Letter of Intent or the Transaction contemplated by the parties, the text of the proposed press or news release or other public announcement shall first be submitted to the other party for advance review and written approval. Other than any mutually approved press or news releases or other public announcements permitted pursuant to this Paragraph 11, the parties agree to comply with the confidentiality requirements of Paragraph 6 of this Letter of Intent.

     11. Legal Effect. This Letter of Intent is intended to be a statement of the mutual interest of the parties and their intentions to proceed in good faith with respect to a possible Transaction and is subject to execution and delivery of a mutually satisfactory Definitive Agreement and other closing documents. Such Definitive Agreement shall contain representations, warranties, covenants, indemnities and escrow provisions customary in transactions of this type. Nothing herein shall constitute a binding commitment of either party except for the agreements in Paragraphs 9 through 12. The parties will become legally obligated with respect to the Transaction only in accordance with the terms contained in the Definitive Agreement and other closing documents relating thereto if, as and when such document has been executed and delivered by the parties.

     12. Governing Law. This Letter of Intent shall be governed by and construed in accordance with the laws of the State of Nevada.

     If this letter accurately sets forth our intentions, please execute a copy and return it to me.


  Agreed and Accepted:                      Sincerely,

  SunnComm International, Inc. ("Seller")   Quiet Tiger, Inc. ("Buyer")


  By:/s/ Peter H. Jacobs                    By: /s/ William H. Whitmore
     ------------------------------------      ---------------------------------
  Peter H. Jacobs, President                William H. Whitmore, Jr. , President